UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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BancFirst Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2004

To the Stockholders of BancFirst Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BancFirst Corporation (the “Company”) will be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, on May 27, 2004 at 9:00 a.m. for the following purposes:

1.	To elect eight directors to serve until their successors are elected and have qualified;

2.	To amend the Company’s certificate of incorporation to increase the authorized shares of common stock to 20,000,000 shares.

3.	To amend the Company’s stock option plan to increase the number of shares of common stock that may be issued under the plan by 100,000 shares to a total of 1,200,000 shares.

4.	To ratify Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2004.

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on April 15, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed return envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Annual Meeting.

By Order of the Board of Directors

Joe T. Shockley, Jr., Executive Vice President,

    CFO and Secretary

Oklahoma City, Oklahoma

April         , 2004

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

This Proxy Statement is being furnished to the stockholders of BancFirst Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Annual Meeting of Stockholders to be held May 27, 2004, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated April         , 2004. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April         , 2004. THE SOLICITATION OF THE ACCOMPANYING PROXY IS MADE BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompany or may hereafter supplement it. The solicitation will be made by mail; however, proxies also may be solicited by personal interview, telephone or other electronic means by directors, officers or employees of the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with the number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

The date of this Proxy Statement is April         , 2004.

VOTING AND REVOCABILITY OF PROXIES

The close of business on April 15, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 7,838,298 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors.

Under the provisions of the Oklahoma General Corporation Act and the Company’s Bylaws, a majority of the shares of outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Except as may be specifically required by the Oklahoma General Corporation Act, the Company’s Certificate of Incorporation or its Bylaws, and other than the election of directors, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a “Majority Vote”) shall be the act of the stockholders. For purposes of determining whether a proposal has received a Majority Vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a Majority Vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called “broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

Common shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting of Stockholders in accordance with the instructions thereon. If no direction is indicated, such shares will be voted for approval of the matters submitted, and, in connection with any other business that properly may come before such meeting, such shares shall be voted according to the discretion of the persons named as proxies.

Any holder of the Common Stock of the Company who executes a proxy has the continuing right to revoke the proxy at any time before it has been voted. Such right may be exercised (i) by delivering written notice of revocation, bearing a later date than the proxy card, to the corporate secretary of the Company; (ii) by delivering to such corporate secretary a duly executed proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person. Any holder of the Common Stock of the Company may appear and vote at the Annual Meeting, irrespective of whether he has previously given a proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

Unless otherwise indicated, the following table sets forth information as of April 15, 2004 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, which is the Company’s only class of voting securities.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class

David E. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	3,157,607	(1)	40.28%

BancFirst Corporation Employee Stock Ownership and Thrift Plan (the “ESOP”) P.O. Box 26788 Oklahoma City, OK 73126	511,563	(2)	6.53%

Investors Trust Company P. O. Box 400 Duncan, OK 73534	628,835	(3)	8.02%

Wellington Management Company, LLP 75 State Street Boston, MA 02109-1809	619,856	(4)	7.91%

(1)	Shares shown as beneficially owned by David E. Rainbolt include 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the general partner, and 12,490 shares held by the ESOP and allocated to the account of Mr. Rainbolt.
(2)	Consists of shares that are allocated to the accounts of participants who direct the ESOP trustee as to the voting of such shares.
(3)	Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts which, in the aggregate, own 628,835 shares. T. H. McCasland, Jr. and John C. Hugon, directors of the Company, are stockholders of Investors Trust Company and serve on its Board of Directors. Any voting or disposition of the Company’s Common Stock by Investors Trust Company is determined by its board of directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.
(4)	Wellington Management Company, LLP (“Wellington”) is an investment advisor that manages funds for mutual fund sponsors, tax-exempt investors and individual clients. The firm also manages the Hartford family of mutual funds. Wellington, in its capacity as investment advisor, is deemed to beneficially own the 619,856 shares which are held of record by clients of Wellington.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933 (the “Act”).

Management

As of April 15, 2004, the directors and executive officers of the Company as a group (33 persons, including David E. Rainbolt and certain executive officers of the Company’s wholly-owned subsidiary, BancFirst (“BancFirst” or the “Bank”), beneficially owned 3,934,084 shares of the Company’s Common Stock (approximately 50.19% of the total shares outstanding at that date), excluding 139,493 shares represented by exercisable options. It is the intent of the directors and executive officers to vote these shares (i) FOR the election of the nominees named herein as directors of the Company, (ii) FOR the amendment of the Company’s certificate of incorporation, (iii) For the amendment of the Company’s stock option plan, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as the independent auditor for the to the Company for the year ending December 31, 2004. Accordingly, election of the nominees as directors and approval of each other matter to be submitted to the stockholders is assured.

The following table sets forth as of April 15, 2004 the number of shares of Common Stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding Common Stock owned by each.

	Amount of Beneficial Ownership		Percent of Class

Marion C. Bauman	5,000	(1)	0.06%

Dennis L. Brand	16,539	(2)	0.21%

C. L. Craig, Jr.	20,044	(3)	0.26%

William H. Crawford	175,217	(4)	2.24%

James R. Daniel	23,589	(5)	0.30%

K. Gordon Greer	13,576	(6)	0.17%

Robert A. Gregory	4,704	(7)	0.06%

Dr. Donald B. Halverstadt	—		—%

John C. Hugon	50,242	(8)	0.64%

William O. Johnstone	7,271	(9)	0.09%

J. Ralph McCalmont	101,000	(10)	1.29%

T. H. McCasland, Jr.	204,400		2.61%

Melvin Moran	87,429	(11)	1.18%

Ronald J. Norick	2,800	(12)	0.04%

Paul B. Odom, Jr.	5,000	(13)	0.06%

David E. Ragland	8,008	(14)	0.10%

David E. Rainbolt	3,157,607	(15)	40.28%

H. E. Rainbolt	29,722	(16)	0.38%

Darryl Schmidt	500		0.01%

G. Rainey Williams, Jr.	11,150	(17)	0.14%

All directors and executive officers as a group (33 persons)	4,073,577		51.06%

(1)	Shares are issuable upon the exercise of options exercisable within 60 days after April 15, 2004.
(2)	Includes 3,039 shares held by the ESOP for the account of Mr. Brand and 12,500 shares Mr. Brand has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(3)	Includes 5,000 shares Mr. Craig has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(4)	Includes 175,000 shares deemed to be beneficially owned by Mr. Crawford as managing partner of Crawford Family Investments Limited Partnership and 217 shares held by the ESOP for the account of Mr. Crawford.
(5)	Includes 789 shares held by the ESOP for the account of Mr. Daniel and 22,500 shares Mr. Daniel has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(6)	Includes 1,156 shares held by the ESOP for the account of Mr. Greer and 10,000 shares Mr. Greer has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(7)	Includes 4,563 shares held by the ESOP for the account of Mr. Gregory.
(8)	Includes 37,846 shares held by a trust of which Mr. Hugon’s wife is the beneficiary and 5,000 shares Mr. Hugon has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(9)	Includes 2,000 shares owned by a company that Mr. Johnstone controls, 271 shares held by the ESOP for the account of Mr. Johnstone and 5,000 shares Mr. Johnstone has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(10)	Includes 96,000 shares held by the McCalmont Family LLC of which Mr. McCalmont is the manager and 5,000 shares Mr. McCalmont has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(11)	Includes 44,000 shares held directly by Mr. Moran’s wife and 5,000 shares Mr. Moran has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(12)	Includes 300 shares held by a partnership of which Mr. Norick is a general partner and 2,500 shares Mr. Norick has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(13)	Shares are issuable upon the exercise of options exercisable within 60 days after April 15, 2004.
(14)	Includes 5,000 shares Mr. Ragland has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.
(15)	Includes 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which David E. Rainbolt is the general partner, and 12,490 shares held by the ESOP for the account of Mr. Rainbolt.
(16)	Shares are held by the ESOP for the account of H. E. Rainbolt.
(17)	Includes 3,750 shares Mr. Williams has the right to acquire upon the exercise of options exercisable within 60 days after April 15, 2004.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the number of directors shall not be less than three nor more than 25; currently, the Board of Directors consists of 19 directors. The Company’s Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Independent Directors Committee of the Board of Directors serves as the Nominating Committee. In considering director candidates for nomination, the Independent Directors Committee considers various qualifications of the individuals including their occupation, business and other board experience, financial acumen and community involvement. The committee identifies director candidates recommended by existing board members and management, and will consider director candidates recommended by stockholders pursuant to the process described under “Communications and Proposals of Stockholders,” below.

The Independent Directors Committee has nominated Marion C. Bauman, William H. Crawford, K. Gordon Greer, Dr. Donald B. Halverstadt, William O. Johnstone, Melvin Moran, and David E. Rainbolt for election as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2007, and G. Rainey Williams for election as a Class II director, with a term expiring at the Annual Meeting of Stockholders to be held in 2006, or until their successors are elected and qualified. All eight nominees are incumbents. The current terms of Marion C. Bauman, William H. Crawford, K. Gordon Greer, William O. Johnstone, Melvin Moran, and David E. Rainbolt commenced upon their election by the stockholders of the Company on May 24, 2001. G. Rainey Williams was elected as a director by the Board of Directors on November 20, 2003, and Dr. Donald B. Halverstadt was elected as a director by the Board of Directors on February 26, 2004. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2005 or 2006 annual meeting, as the case may be, and until such directors’ successors have been elected and qualified or until the earlier of their death, resignation or removal.

The Board of Directors recommends a vote “FOR” the nominees for election to the Board of Directors for the term so specified.

Subject to a quorum, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Abstentions and broker non-votes have no effect on determination of plurality except to the extent that they affect the total votes received by any particular candidate.

It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that any nominees are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

The information below and the section entitled “Security Ownership of Certain Beneficial Owners and Management” provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person:

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director

Nominees for Class III Directors to Serve for Three-Year Terms Expiring in 2007

Marion C. Bauman, 61	Mr. Bauman has been engaged in the practice of law since 1977, specializing in banking and tax matters, and currently maintains a private practice in Norman, Oklahoma. He has been a partner of certain law firms including Craig & Bauman of Norman, Oklahoma and McAfee & Taft of Oklahoma City.	1998

William H. Crawford, 66	Mr. Crawford was Chairman and Chief Executive Officer of First Southwest Corporation from 1970 to 2000. He has also been a director of First of Grandfield Corporation since 1992. Mr. Crawford was Vice Chairman of BankSouth Corporation From 1975 to 1998 and Vice Chairman of FCB Financial Corporation from 1984 to 1997.	2000

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director

K. Gordon Greer, 67	Mr. Greer has been a Vice Chairman of the Company since May 1997, and a director and Vice Chairman of the Bank since December 1996. He was Chairman and Chief Executive Officer of Bank IV, N.A. of Wichita, Kansas from 1989 to 1996. He was Chairman of First National Bank of Tulsa, Oklahoma from 1984 to 1989, and President of Liberty National Bank & Trust Company of Oklahoma City from 1976 to 1984.	1997

Dr. Donald B. Halverstadt, 69	Dr. Halverstadt is the senior physician of the Pediatric Urology Service at the Children’s Hospital of Oklahoma. He is also a vice chairman and one of ten governors of the Oklahoma University Medical Center Hospital System of the Health Sciences Center in Oklahoma City. Dr. Halverstadt is a past chairman of the University of Oklahoma Board of Regents, of which he was a member from 1993 to 2000, as well as a past chairman of the Oklahoma State Regents for Higher Education, of which he was a member from 1988 to 1993. He was a director of Lincoln National Bancorporation that merged with the Company in 2003. Dr. Halverstadt is a director of Triad Hospitals, Inc., a publicly-held health care company.	2004

William O. Johnstone, 56	Mr. Johnstone is the Chief Executive Officer of Council Oak Partners, LLC, a subsidiary of BancFirst Corporation. He is also the Chief Executive Officer of Council Oak Investment Corporation, a subsidiary of BancFirst. He has been a Vice Chairman of the Company since May 1996 and has been a director and Vice Chairman of the Bank since March 1996. From 1996 to 2001, he served as Chairman and Chief Executive Officer of C-Teq, Inc., a privately-held corporation that provided data processing services to financial institutions. From 1985 until March 1996, Mr. Johnstone served as President and Chairman of the Board of Directors of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City, Oklahoma.	1996

Melvin Moran, 73	Mr. Moran has been involved in the oil and gas industry for over 40 years and, since 1982, has been managing partner of Moran-K Oil. Since 1980 he has also been a managing partner of Moran Oil Enterprises. Both Moran-K Oil and Moran Oil Enterprises are privately-held oil and gas production companies.	1984

David E. Rainbolt, 48	Mr. Rainbolt has been President and Chief Executive Officer of the Company since January 1992 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991.	1984

Nominee for Class II Director to Serve for a Two-Year Term Expiring in 2006

G. Rainey Williams, Jr.	Mr. Williams has been President of Marco Holding Corporation, a private investment capital partnership, since 1988. He is a member of the Company’s Senior Trust Committee and was an advisory director from 2000 to 2003.	2003

Name (Age)	Business Experience During Past 5 Years and other Information	Year First Elected Director

Continuing Class I Directors-Terms Expiring in 2005

Dennis L. Brand, 56	Mr. Brand has been Executive Vice President and Chief Operating Officer of the Company since October 2003. From 1999 to 2003 he was Executive Vice President of Community Banking. He was a Regional Executive and President of BancFirst Shawnee from 1992 to 1999.	2000

C. L. Craig, Jr., 59	Mr. Craig served as Chairman of the Board of Directors of Lawton Security Bancshares, Inc. from 1983 until May 1998, when Lawton Security Bancshares, Inc. was merged with and into the Company.	1998

John C. Hugon, 49	Mr. Hugon has served as President and director of Parkview Management Co., L.L.C., a privately-owned real estate management and investment company since 1991, and since 1985 he has served as a director of Investors Trust Company, an Oklahoma-chartered trust company. From 1986 to 1998, he was a director of AmQuest Financial Corp., and served as President of AmQuest from 1986 to 1991.	1998

J. Ralph McCalmont, 68	Mr. McCalmont has been the Interim Director of the Oklahoma Tourism and Recreation Department since 2003. He was a Vice Chairman of the Company from 1984 to 2000. He was Chairman of The First National Bank, Guthrie, Oklahoma from February 1974 to April 1989.	1984

Ronald J. Norick, 62	Mr. Norick is the Controlling Manager of Norick Investment Company, LLC, a family financial management company. He was the Mayor of Oklahoma City from April 1987 to April 1998. He was also President of Norick Brothers, Inc. from 1981 to 1992. Mr. Norick has formerly served as a director of two Oklahoma City banks, including City Bank, which was acquired by the Company in March 1996.	2002

David E. Ragland, 61	Mr. Ragland has been President and Chief Executive Officer of Duncan Equipment Company, an industrial supply and equipment company, since 1967, and has been a director of that company since 1981. He was also a director of AmQuest Financial Corp. from 1985 to 1998.	2000

Continuing Class II Directors-Terms Expiring in 2006

James R. Daniel, 64	Mr. Daniel has been a Vice Chairman of the Company since November 1997. From 1994 to 1997, he was President, Chief Executive Officer and Chairman of the Board of Directors of Bank One Oklahoma Corporation. He also served in various executive offices at Friendly Bank, Oklahoma City, Oklahoma from 1964 to 1972, and as its President and Chief Executive Officer from 1972 to 1994. Mr. Daniel is also a director of Integris Health, Inc., a not-for-profit corporation that owns and operates numerous hospitals and other healthcare facilities in Oklahoma.	1998

Name (Age)	Business Experience During Past 5 Years and other Information	Year First Elected Director

Robert A. Gregory, 68	Mr. Gregory has been a Vice Chairman of the Company since July 1995, and was Chief Credit Officer of the Bank from July 1995 to April 2002. He was a Regional Executive of the Bank and also President of BancFirst Oklahoma City from 1989 to June 1995. He was Executive Vice President of Liberty National Bank & Trust Company of Oklahoma City from 1979 to March 1989.	1995

T. H. McCasland, Jr., 69	Since 1982, Mr. McCasland has served in various executive offices of Mack Energy Co., a privately-held oil and gas exploration company; he currently serves as Chief Executive Officer of such company. Until October 1998, Mr. McCasland was a director of AmQuest Financial Corp., a bank holding company. Mr. McCasland presently serves as President and Chairman of the Board of Investors Trust Company, an Oklahoma-chartered trust company.	1998

Paul B. Odom, Jr., 75	Since 1950, Mr. Odom has been involved in commercial and residential land development and property management through P. B. Odom Enterprises, Inc. He has served on the Board of Directors of Stockyards Bank, Friendly Bank and Central Bank, all located in Oklahoma City, Oklahoma, as well as Bank One of Oklahoma City and its holding company, Bank One Oklahoma Corporation.	1998

H. E. Rainbolt, 75	Mr. Rainbolt has been Chairman of the Board of Directors of the Company since July 1984 and was its President and Chief Executive Officer from July 1984 to December 1991. Since January 1996, Mr. Rainbolt has served as a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants. H. E. Rainbolt is the father of David E. Rainbolt. Since 1997, Mr. Rainbolt has also been a partner of Intersouth Partners IV, a privately-owned venture capital fund.	1984

Executive Officers

The executive officers of the Company (including certain executive officers of the Bank), other than those listed above as directors or nominees for directors, are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his or her successor.

Name	Age	Officer Since	Position

E. Wayne Cardwell	63	1984	Regional Executive, BancFirst

Scott Copeland	39	1992	Executive Vice President and Chief Information Officer, BancFirst, and Member of the Administrative Committee

Roy C. Ferguson	57	1992	Regional Executive, BancFirst, and Member of the Senior Credit Committee

Randy P. Foraker	48	1987	Executive Vice President and Chief Risk Officer, Treasurer and Assistant Secretary, and Member of the Administrative Committee

D. Jay Hannah	48	1984	Executive Vice President of Financial Services, BancFirst, and Member of the Administrative Committee

Name	Age	Officer Since	Position

Karen James	48	1984	Regional Executive, BancFirst

Dennis Murphy	50	1989	Executive Vice President of Internal Audit, BancFirst, and Member of the Administrative Committee

Robert M. Neville	48	1986	Senior Vice President of Investments, BancFirst

Dale E. Petersen	53	1984	Executive Vice President of Asset Quality, BancFirst, and Member of the Administrative Committee

J. Michael Rogers	60	1986	Senior Vice President of Human Resources, BancFirst

Darryl Schmidt	42	2002	Executive Vice President and Chief Credit Officer, Director, BancFirst, and Member of the Executive Committee and the Administrative Committee

David M. Seat	53	1995	Regional Executive, BancFirst

Joe T. Shockley, Jr.	52	1996	Executive Vice President and Chief Financial Officer, Director, BancFirst, and Member of the Administrative Committee

Richard Smith	53	2003	Regional Executive, BancFirst

Board of Directors and Committees

The Board of Directors met 12 times during 2003. No director attended fewer than 75% of all meetings of the Board of Directors and committees on which they served. Of the 18 directors at the time, 11 directors attended the 2003 Annual Meeting of Stockholders.

The Board of Directors has standing an Executive Committee, an Audit Committee, a Compensation Committee and an Independent Directors Committee. The Bank has standing an Administrative Committee, which also reports to the Board of Directors of the Company.

The Executive Committee has the authority to exercise all the powers of the Board of Directors during the intervals between full Board meetings, except the power to amend the Bylaws. Members of the Executive Committee in 2003 were Dennis L. Brand, James R. Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt and H. E. Rainbolt. The Executive Committee met 15 times during 2003.

The Audit Committee of the Company also serves as the Audit Committee of the Bank. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent accountant is engaged to conduct the annual examination and the Audit Committee meets with the independent accountant to discuss the scope and results of the examination. Additionally, the Internal Auditor of the Bank reports to the Audit Committee. During 2003, the Audit Committee was composed of Marion C. Bauman (Chairman), John C. Hugon and J. Ralph McCalmont, who all meet the independence requirements for audit committees. The Audit Committee does not have a member serving on the committee that meets the requirements of a “financial expert”. Each of the committee members does have substantial experience in banking, and in analyzing and evaluating bank holding company financial statements. In addition, the Audit Committee has engaged a partner of a CPA firm to advise and consult with the committee on matters of accounting, auditing and internal controls. The Audit Committee met 12 times during 2003.

The Compensation Committee of the Company determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of the other executive officers of the Company. During 2003, the Compensation Committee was composed of C. L. Craig, Jr. (Chairman), Melvin Moran and David E. Ragland, who are all independent directors. The Compensation Committee met once during 2003, although it operated on an informal basis throughout the year through discussions and actions at regular Board meetings and through conversations with management and the other directors. The Board of Directors as a whole administers the BancFirst Corporation Stock Option Plan (the “Stock Option Plan”) and the Non-Employee Directors’ Stock Option

Plan (the “Directors’ Stock Option Plan”). A report from the Compensation Committee and the Board of Directors is presented under “Compensation of Directors and Executive Officers–Report of the Compensation Committee and the Chief Executive Officer on Executive Compensation.”

The Independent Directors Committee meets periodically in executive session to discuss significant matters and review the actions of management of the Company, and also serves as the Board’s nominating committee. A charter was adopted for the Independent Directors Committee on April 22, 2004. A copy of this charter is provided as an appendix to this Proxy Statement. The Independent Directors Committee consists of those directors that meet the applicable independence requirements, which during 2003 were Marion C. Bauman, C. L. Craig, Jr. (Chairman), John C. Hugon, T. H. McCasland, Jr., Melvin Moran, Ronald J. Norick, Paul B. Odom, Jr., David E. Ragland and G. Rainey Williams, Jr. The Independent Directors Committee met twice during 2003.

The Administrative Committee is a management committee of the Bank and assists the Board of Directors and executive management with administration of corporate policies and procedures, and with other matters concerning the management of the Company’s business. During 2003, the members of the Administrative Committee were Dennis L. Brand, Scott Copeland, James R. Daniel, D. Jay Hannah, Dennis Murphy, Dale E. Peterson, David E. Rainbolt (Chairman), Darryl Schmidt, and Joe T. Shockley, Jr. The Administrative Committee met 12 times during 2003.

Code of Ethics

The Company has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers that sets forth the principles and responsibilities for professional and ethical conduct of the Company’s Chief Executive Officer and its senior financial officers. The Company has also adopted a Corporate Code of Conduct that sets forth the Company’s policies and principles regarding the ethical and legal behavior expected of its directors, officers and employees. Copies of the Code of Ethics and the Corporate Code of Conduct may be requested by writing to: Secretary of the Board, BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors and certain officers of the Company to file reports with the Commission reflecting transactions by such persons in the Company’s Common Stock. During and with respect to 2003, to the knowledge of the Company or based on information provided by such persons to the Company, all officers, directors and beneficial owners of more than 10% of the Common Stock of the Company subject to such filing requirements fully complied with such requirements, with the exception of the following: Form 3s were filed late for David M. Seat, Richard Smith and G. Rainey Williams, Jr.; Form 4s were filed late for Karen James, J. Ralph McCalmont, Dennis Murphy and J. Michael Rogers.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information with respect to annual and other compensation paid or awarded to the Company’s Chief Executive Officer and its four most highly compensated executive officers (including certain executive officers of the Bank) other than the Chief Executive Officer (each, a “Named Executive Officer” and collectively, the “Named Executive Officers”), for or with respect to the fiscal years ended December 31, 2003, 2002 and 2001.

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options	All Other(1) Compensation

David E. Rainbolt President and Chief Executive Officer	2003 2002 2001	$220,000 205,000 205,000		$33,000 41,000 15,375	— — —	$12,000 13,500 11,900

Dennis L. Brand Executive Vice President and Chief Operating Officer	2003 2002 2001	$210,000 190,000 190,000		$42,000 38,000 32,375	— — —	$12,000 14,000 11,900

James R. Daniel Vice Chairman	2003 2002 2001	$223,000 223,000 223,000		$44,600 44,600 11,150	— — —	$6,000 8,000 6,800

William O. Johnstone Vice Chairman	2003 2002 2001	$200,000 200,000 200,000	$	— — —	— — —	$11,723 14,000 7,000

Darryl Schmidt Executive Vice President and Chief Credit Officer	2003 2002 2001	$183,000 139,926 —		$36,600 5,000 —	15,000 15,000 —	$12,000 — —

(1)	Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer.

Stock Option Grants

One stock option grant was made to a Named Executive Officer during 2003. The table below sets forth the information for such grant.

	Number of Securities Underlying Options	% of Total Options Granted in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name					5%	10%
Darryl Schmidt	15,000	18.70%	$50.00	May 1, 2018	$809,196	$2,382,936

(1)	Represents the difference between the projected value of the underlying shares at the assumed annual rates of appreciation and the exercise price of the option.

Fiscal Year End Option Values

The following table sets forth certain information regarding outstanding options granted under the Stock Option Plan and the Directors’ Stock Option Plan held by the Named Executive Officers on December 31, 2003. For the purposes of this table, the “value” of an option is the difference between the market value at December 31, 2003 of the shares of Common Stock subject to the option and the aggregate exercise price of such option. No outstanding options were repriced by the Company during 2003.

Name	Option Exercises	Value Received/(1)/	Number of Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David E. Rainbolt	—	$—	—	—	$—	$—
Dennis L. Brand	2,000	107,500	12,500	7,500	421,250	183,750
James R. Daniel	—	—	22,500	7,500	559,688	186,563
William O. Johnstone	—	—	5,000	—	113,750	—
Darryl Schmidt	—	—	—	30,000	—	382,500

(1)	Value received is the difference between the fair market value at the exercise date and the aggregate exercise price of the option.
(2)	Based on the December 31, 2003 closing price of the Company’s Common Stock of $57.75.

Compensation of Directors

Each member of the Board of Directors receives a fee of $500 per quarter. Audit Committee members are paid an additional $500 per month and the chairman of the Audit Committee receives an additional fee of $3,750 per quarter. Non-employee directors are granted 5,000 options under the Directors’ Stock Option Plan at the time they are first elected as a director.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee shares responsibility with the Board of Directors for the development and implementation of the Company’s executive compensation policies. The Compensation Committee determines the compensation of the Chief Executive Officer, and reviews and approves the compensation for the other executive officers as determined and recommended by the Chief Executive Officer. During 2003, the Compensation Committee was composed of C.L. Craig, Jr. (Chairman), Melvin Moran and David E. Ragland, who are all independent directors.

Report of the Compensation Committee on Executive Compensation

The report of the Compensation Committee appearing below and the information herein under “Company Performance” shall not be deemed “soliciting material” or to be “filed” with the Commission or subject to the Commission’s proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Act or the Exchange Act.

To our Stockholders:

The Compensation Committee of the board of Directors has responsibility for determining the compensation of the Chairman of the Board and the Chief Executive Officer, and for reviewing and approving the compensation of the other members of the Executive Committee as determined by the Chief Executive Officer. During 2003 the Compensation Committee was comprised of C.L. Craig (Chairman), Melvin Moran and David E. Ragland. The compensation of all other executive officers is determined by the Chief Executive Officer pursuant to authority delegated to him by the Board of Directors, in consultation with the budget review committee and appropriate supervisory personnel, subject to review and approval by the Compensation Committee.

General Executive Compensation Policies

The executive compensation policy of the Company is to provide a compensation program that will attract, motivate and retain the high-caliber executives necessary to achieve the Company’s business strategies, while at the same time ensuring that an appropriate relationship exists between executive compensation and the creation of stockholder values. The Compensation Committee applies this philosophy in determining the compensation of the respective executive officers over whom such committee has responsibility with respect to salary, bonuses and stock options.

Each compensation element supports the Company’s mission, values and culture. The compensation principles that link the individual elements into an integrated compensation strategy are as follows: (i) competitive compensation within industry and peer companies; (ii) individual compensation correlated with personal performance and stockholder value creation; and (iii) a compensation structure that directly aligns the executives with the interests and concerns of stockholders. Additionally, each executive officer’s level of responsibility is considered in setting executive compensation, meaning that the Company generally pays greater compensation to persons having higher levels of responsibility.

The Company’s executive officers are paid base salaries that the Compensation Committee has determined to be fair for their assigned responsibilities in comparison with similar positions in other public companies in the banking industry. The Compensation Committee periodically uses surveys to assist them in establishing the base salaries of the executives over which such committee has responsibility for setting compensation. The Compensation Committee makes these comparisons in an effort to determine whether the Company’s executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Compensation Committee believes that the compensation paid to the Company’s executive officers is in the median range of compensation of executive officers of companies to which these comparisons are made. In addition to making such comparisons and considering levels of responsibility, the Compensation Committee considers individual performance and the Company’s performance in terms of stock price, earnings and cash flow. However, the determination of base salaries is not strictly tied to performance criteria, and, in determining base salary levels, the Compensation Committee believes that it affords approximately equal weight to each of the factors described herein.

The Company’s executive officers, including the Chief Executive Officer, participate in an Incentive Bonus Program. Bonus amounts earned are based on the attainment of budgeted earnings and asset quality goals, and can be in amounts of up to 20% of the executive officer’s base salary, depending upon an objective review of the degree of attainment of such goals, as well as both an objective and subjective review of the respective executive officer’s contribution thereto. Individual goals in each case are established by the Compensation Committee with respect to the Chief Executive Officer or, with respect to the other executive officers, by the Chief Executive Officer.

The Company’s executive officers also are eligible to participate in the BancFirst Corporation Stock Option Plan. Stock options provide executives the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock’s value, thereby aligning their interests with those of the stockholders. The Plan currently is administered by the Board of Directors. In determining option grants, the Board does not take into account the amount and value of options currently held, and the Company does not have a target ownership level of equity holdings by its executives. During 2003, stock options for a total of 80,228 shares were granted to employees of the Company, at varying exercise prices equal to the fair market value of the Common Stock on the date of grant. Of this total, 15,000 options were granted to the Named Executive Officers in 2003.

Compensation of the Chief Executive Officer

The Chief Executive Officer’s compensation is determined by the Compensation Committee. The Compensation Committee believes that the compensation paid to David E. Rainbolt, the Company’s President and Chief Executive Officer, is in the median range of compensation of the chief executive officers of companies to which the comparisons are made. For 2003, the base salary of the Chief Executive Officer was set at $220,000. Mr. Rainbolt also received a bonus of $33,000 for 2003, compared to a bonus of $41,000 for 2002. In making decisions regarding Chief Executive Officer compensation, the Compensation Committee took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Rainbolt’s contributions to the Company.

The Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1 million. This was not applicable to the Company for the fiscal year ended December 31, 2003. However, the Compensation Committee and the Board of Directors intend to monitor executive compensation levels and adopt policies, as necessary, to obtain maximum deductibility of executive compensation while providing motivational and competitive performance-based compensation. The Compensation Committee and the Board of Directors will continue to monitor the tax regulations to determine if any executive compensation program changes are necessary.

Compensation Committee:

C. L. Craig, Jr. (Chairman)

Melvin Moran

David E. Ragland

Company Performance

Presented below is a line graph which compares the percentage change in the cumulative total return on the Company’s Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Bank Stock Index, both as compiled by the University of Chicago Center for Research in Security Price (“CRSP”). The period presented is from January 1, 1999 through December 31, 2003. The graph assumes an investment on January 1, 1999 of $100 in the Company’s Common Stock and in each index, and that any dividends were reinvested. The values presented for each quarter during the period represent the cumulative market values of the respective investments.

TRANSACTIONS WITH MANAGEMENT

BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

In January 2004, the Company purchased land for one of its branches from Paul B. Odom, Jr., one of its directors, for $540,000, pursuant to a purchase option in an existing lease agreement for the property.

The Company owns 75% of Century Life Assurance Company (“Century Life”), a life insurance company. The other 25% of Century Life is owned by Pickard Limited Partnership, a family partnership owned by H. E. Rainbolt, Chairman of the Board, David E. Rainbolt, President and Chief Executive Officer, and other members of the Rainbolt family. The 25% ownership by Pickard Limited Partnership permits Century Life to maintain its preferential federal income tax rate as a small insurance company. These shares are subject to an option agreement whereby the Company may purchase the shares at net book value. The Company sells credit life, credit accident and health, and ordinary life insurance policies issued by Century Life, and retains 40% of the commissions for such sales, which is the maximum amount permitted by law. The net income of Century Life for the year ended December 31, 2003 was $455,000.

AMENDMENT OF CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES

(PROPOSAL NO. 2)

Background

Under the Company’s Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 15,000,000 shares of Common Stock. As of April 15, 2004, there were 7,838,298 shares of Common Stock issued and outstanding. In addition, as of April 15, 2004, approximately 693,500 shares were reserved for issuance under the Company’s stock-based employee compensation and incentive plans and approximately 7,091,100 shares were available for future corporate purposes.

The Proposal

The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Certificate of Incorporation to increase from 15,000,000 to 20,000,000 the number of shares of Common Stock that the Company has the authority to issue. This amendment is being submitted to the stockholders of the Company for approval.

Reasons for the Amendment

The Board of Directors believes that it is in the Company’s best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company’s future business needs as they arise. While the Company’s management has no current arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized, the Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of purposes that the Board of Directors may deem advisable. These purposes could include, among other things, the sale of stock to raise additional capital, the purchase of property or assets, the acquisition or merger into the Company of other companies, the use of stock for various equity compensation and other employee benefit plans and arrangements, the declaration of stock splits or dividends, and other bona fide corporate purposes. In some situations, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share and, for a stockholder who does not purchase additional shares to maintain its, his or her pro rata interest, a dilutive effect on a stockholder’s percentage voting power in the Company. If authorized, the additional shares of Common Stock could be issued without further action by the Company’s stockholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Board of Directors is not proposing this amendment to the Certificate of Incorporation in response to any effort known to the Board of Directors to accumulate Common

Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed as affecting the ability of third parties to take over or to change the control of the Company.

The Board of Directors recommends a vote “FOR” the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

AMENDMENT OF BANCFIRST CORPORATION STOCK OPTION PLAN

TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN

(PROPOSAL NO. 3)

Subject to stockholder approval, the Board of Directors has amended the BancFirst Corporation Stock Option Plan (the “Plan”) to increase the aggregate number of shares of the Company’s Common Stock which may be issued upon the exercise of options (“Plan Options”) granted under the Plan from 1,100,000 to 1,200,000.

The Board of Directors believes that the approval of the amendment to the Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As of April 15, 2004, 48,230 shares of Common Stock were available for future option grants under the Plan.

Summary of the Provisions of the Plan

The essential features of the Option Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Plan. Any shareholder of the Company who wishes to obtain a copy of the actual Plan document may do so upon written request to the Secretary at the Company’s principal executive offices.

The Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974, provides for the grant of non-qualified stock options. The Plan is administered by the Board of Directors of the Company, certain members of which includes principal stockholders and employees of the Company or its affiliates, and may also include participants in the Plan. Pursuant to the Plan, the Board may delegate administration of the Plan to a committee of the Board consisting of three or more members, at least a majority of which must be “Non-Employee Directors” as such term is used in Rule 16b-3.

The maximum number of shares of Common Stock that which may be issued upon the exercise of options granted pursuant to the Plan is proposed to be increased from 1,100,000 to 1,200,000 (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company). All Plan Options must be granted, if at all, no later than December 31, 2011.

Options may be granted only to employees (including officers) of the Company or its subsidiaries. All Plan Options must have an exercise price equal to the fair market value of the Common Stock on the date of grant. As defined in the Plan, “fair market value” is stated to be equal to the closing price of the Common Stock as reported on the Nasdaq Stock Market, Inc. (“Nasdaq”) on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by Nasdaq on the most recent date next preceding the date of grant. As of April 15, 2004, the closing price of the Common Stock, as reported on the Nasdaq National Market System, was $55.00 per share.

The exercise price is payable on exercise of the Plan Option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board of Directors. Unless otherwise determined by the Board of Directors at the time of granting an option, Plan Options vest 25% per year commencing on the fourth year after grant, until the Plan Option is 100% vested. Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee of the Company for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within 30 days after termination. If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement. If an optionee ceases to be an employee of the Company due to death, the optionee’s estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee’s death.

During the lifetime of the optionee, an option may be exercised only by the optionee. Unless otherwise provided by the Committee, no option may be assignable except (i) by will, (ii) by the laws of descent and distribution, (iii) for the purpose of making a charitable gift, or (iv) to a revocable trust of which the optionee is a trustee.

Except as described above, Plan Options may not have a term in excess of 15 years.

The Board of Directors may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, the Board may not amend the Plan to materially increase the total number of shares of Common Stock covered thereby, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

Summary of Federal Income Tax Consequences of the Plan

The federal tax consequences of stock options are complex and subject to change. Furthermore, the following summary is intended only as a general guide to the United States federal income tax consequences of options granted under the Plan under current law, and does not attempt to describe all potential tax consequences.

Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired pursuant to such grant.

Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

Company Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2003, concerning certain compensation plans (including the Plan) under which the Company’s equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders
BancFirst Corporation Stock Option Plan and BancFirst Corporation Non-Employee Directors’ Stock Option Plan	597,436	$34.79	63,230
AmQuest Corporation qualified incentive stock option plans (1)	2,456	15.82	—
Equity compensation plans not approved by security holders	2,775	18.62	15,000
BancFirst Corporation Directors’ Deferred Stock Compensation Plan (2)	11,796	39.17	8,204
Total	614,463	$34.73	86,434

(1)	In 1998 AmQuest Corporation (“AmQuest”) merged with the Company. In connection with the merger, AmQuest’s four stock option plans were assumed by the Company. Three of the plans were qualified incentive stock option plans for employees, and one was for non-employee directors. Other than the shares reserved for future issuance upon the exercise of the outstanding options, there are no securities available for future issuance under these plans.

(2)	In May 1999, the Company adopted the BancFirst Corporation Directors’ Deferred Stock Compensation Plan (the “Deferred Stock Compensation Plan”). Under the plan, directors and members of the community advisory boards of the Company and its subsidiaries may defer up to 100% of their board fees. They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director or community board member terminates serving as a board member. Shares of common stock of the Company are then distributed to the terminating director or community board member based upon the number of stock units accumulated in his or her account. A total of 20,000 shares is authorized to be issued under the plan.

Stockholder Approval

The affirmative vote of a majority of the shares outstanding and eligible to vote at the Annual Meeting is required for the adoption of the proposed amendment.

The Board of Directors recommends a vote “FOR” the proposed amendment to the BancFirst Corporation Stock Option Plan.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

(PROPOSAL NO. 4)

Ernst & Young LLP (“Ernst & Young”) was the Company’s independent auditor for fiscal year 2003 and at the recommendation of the Audit Committee of the Board has been selected by the Board of Directors as the Company’s independent auditor for the fiscal year ending December 31, 2004. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

The Audit Committee reviews audit services and, if applicable, non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. No non-audit services were performed by Ernst & Young during 2003, and Ernst & Young has advised the Company that they are independent with respect to the Company.

Additional information concerning the Audit Committee and its activities with Ernst & Young can be found in the following sections of this proxy statement: “Board of Directors and Committees” and “Report of the Audit Committee.”

Fees Paid to Ernst & Young

The following table shows the fees incurred by the Company for the audit and other services provided by Ernst & Young for fiscal year 2003.

	2003	2002
Audit Fees	$135,000	$87,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$135,000	$87,000

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young as independent auditor for the ensuing year.

REPORT OF THE AUDIT COMMITTEE

The following report is for the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process for fiscal year 2003.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market. The Board of Directors adopted in 2001, and annually reviews, an audit committee charter. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditor is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with management and the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management’s and the independent auditor’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations to the Audit Committee included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.”

The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003.

Audit Committee:

Marion C. Bauman (Chairman)

John C. Hugon

David E. Ragland

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2003 accompanies this Proxy Statement. No parts of the Annual Report are incorporated by reference into this Proxy Statement and the Annual Report is not deemed to be a part of the proxy soliciting material.

The Company files reports electronically with the Securities and Exchange Commission (the “SEC”), including an annual report on Form 10-K. The Company provides links on its Internet website to the SEC’s website where these reports can be obtained. The Company’s annual report on Form 10-K for the year ended December 31, 2003 (other than the exhibits thereto) is also available upon written request without charge. Such requests should be directed to: Randy Foraker, Executive Vice President, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102. The public may read and copy any materials that the Company files with the SEC at the Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by call 1-800-732-0330. In addition, since the Company is an electronic filer, the reports that the Company files electronically with the SEC may be obtained at the SEC’s website at http://www.sec.gov.

COMMUNICATIONS AND PROPOSALS OF STOCKHOLDERS

Stockholders can send communications, including recommendations for director candidates, to the Board of Directors as a whole, or to individual directors, by addressing such communications as shown below.

Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders will be considered by the Board of Directors if the written proposal, complying with the requirements established by the SEC, is received at the address below no later than December 23, 2004.

Address for communications:

Secretary of the Board

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

Appendix A

BANCFIRST CORPORATION

INDEPENDENT DIRECTORS COMMITTEE

CHARTER

APRIL 2004

Purpose and Authority

The purpose of the Independent Directors Committee is to provide a forum for the independent directors of the Board of Directors to meet periodically in executive sessions without Company management present to review and discuss matters of significance to the Company. The Independent Directors Committee also serves as the nominating committee of the Board.

Membership

The Independent Directors Committee shall be comprised of all directors that meet the independence requirements of the Marketplace Rules of the Nasdaq Stock Market. The Independent Directors Committee shall appoint a member as Chairperson. Membership in the committee shall be automatic and shall last so long as a director meets the applicable independence requirements.

Meetings

The Independent Directors Committee should meet at least twice annually, but may meet more frequently as they consider necessary. One such meeting should be for the purpose of nominating directors for election at the next Annual Meeting of Stockholders, and should be held an appropriated length of time before the annual meeting to allow prudent consideration of all candidates, and for the inclusion of the nominees in the Company’s proxy statement.

Responsibilities and Duties

In fulfilling its responsibilities, the Independent Directors Committee should:

•	Review and discuss matters of significance to the Company, including significant transactions or events, regulatory matters, and actions of management.

•	Solicit information or reports from management or other board committees for consideration.

•	Obtain support or advice of outside experts or legal counsel, if considered appropriate.

•	Solicit and consider recommendations from directors, management and shareholders for director candidates.

•	Consider all relevant qualifications and characteristics of director candidates in choosing the nominees for directors.

•	At least annually, review the independence qualifications of the members of the committee.

•	Review and update this Charter annually.

Appendix B

FIFTH AMENDMENT TO AND RESTATEMENT

OF THE

BANCFIRST CORPORATION STOCK OPTION PLAN

1.	PURPOSE. This Fifth Amendment to and Restatement of the BancFirst Corporation Stock Option Plan (the “Plan”) incorporates amendments adopted by the Board of Directors on April 26, 2001, and intended to be effective at such date subject to the ratification of such amendments by the stockholders of BancFirst Corporation (together with its “Subsidiaries,” as defined below, the “Corporation”) at the next annual meeting of stockholders following such adoption by the Board of Directors. The Plan is intended as an incentive and to encourage stock ownership by certain key employees and officers of the Corporation in order to increase their proprietary interest in the Corporation’s success.

2.	DEFINITIONS. As used herein, the following terms shall have the corresponding meanings:

2.1.	“Committee” shall mean the Board of Directors of the Corporation, or a duly constituted committee of the Board consisting of three or more members, at least a majority of which shall be “Non-Employee Directors” as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2	“Common Stock” shall mean the common stock, par value $1.00 per share, of the Corporation.

2.3.	“Date of Grant” shall mean the date of grant of a Stock Option granted hereunder as set forth in the Stock Option Agreement. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

2.4.	“Employee” shall mean any common-law employee of the Corporation. The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

2.5.	“Fair Market Value” shall mean, with respect to the exercise of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ National Market System, the closing price of the Common Stock for the business day immediately preceding the day for which the determination is being made, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ for the business day immediately preceding the day for which the determination is being made, or (c) if the Common Stock is not then listed on any exchange or quoted on NASDAQ, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors.

2.6	“Nonqualified Stock Option” shall mean a Stock Option which is not intended to qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

2.7.	“Option Exercise Price” shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

2.8.	“Optionee” shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

2.9.	“Stock Option” shall mean a stock option giving an Optionee the right to purchase shares of the Corporation’s Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

3.	ADMINISTRATION.

3.1	AUTHORITY; INDEMNIFICATION. Within the limitations described herein, the Committee shall administer the Plan, select the Employees of the Corporation, including officers of the Corporation, to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan. All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Certificate of Incorporation, or as otherwise permitted by law.

3.2	RULE 16B-3 COMPLIANCE. With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

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3.3	SECTION 162(M) COMPLIANCE. In the event the Corporation is a “publicly held corporation” as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder (“Section 162(m)”), the Corporation shall establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Stock Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

4.	ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such key Employees (including officers) of BancFirst Corporation, or of any corporation (“Subsidiary”) in which the Corporation has proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Committee shall determine from time to time.

5.	STOCK. The stock subject to Stock Options and other provisions of the Plan shall be shares of the Corporation’s authorized but unissued Common Stock or treasury stock, as determined by the Committee. Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan shall not exceed in the aggregate 1,100,000 shares. In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6.	TERMS AND CONDITIONS OF STOCK OPTIONS. Stock Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve. Agreements shall comply with and be subject to the following terms and conditions:

6.1	MEDIUM AND TIME OF PAYMENT. The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, unless otherwise determined by the Committee.

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6.2	NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

6.3	OPTION EXERCISE PRICE. The Option Exercise Price shall be equal to the Fair Market Value of the Common Stock on the Date of Grant.

6.4	TERM OF STOCK OPTIONS. Any Stock Option granted must be exercised within fifteen (15) years of the date of such grant. Additionally, any Stock Option with an eleven (11) year term previously granted under this Plan, prior to its amendment, may also be exercised within fifteen (15) years of the date of such prior issuance.

6.5	DATE OF EXERCISE. Unless otherwise determined by the Committee at the time of granting a Stock Option, Stock Options shall be exercisable at the rate set forth below beginning four years from the Date of Grant. After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part until termination of the Stock Option as set forth in Sections 6.4 or 6.6.

Elapsed Years from Date of Grant	Percent of Shares	Cumulative Percent of Shares
less than 4 years	0%	0%
4 to 5 years	25%	25%
5 to 6 years	25%	50%
6 to 7 years	25%	75%
more than 7 years	25%	100%

6.6	TERMINATION OF EMPLOYMENT. In the event that an Optionee’s employment by the Corporation shall terminate, his Stock Option whether or not then exercisable shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise his option (to the extent exercisable at the time of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to the Optionee’s retirement with the consent of the Corporation, the Optionee shall have the right to exercise his Stock Option (to the extent exercisable up to the date of retirement) at any time within three months after such retirement; and provided, further, that if the Optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during

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which he was entitled to exercise his option as hereinabove provided, his estate, personal representative, or beneficiary shall have the right to exercise his Stock Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of his death.

6.7	RECAPITALIZATION. The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a change in the Corporation’s Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

6.8	REORGANIZATION OF CORPORATION. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any Stock Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Committee shall determine: (i) whether all or any part of the unexercisable portion (as set forth in section 6.5) of any Stock Option outstanding under the Plan shall terminate; (ii) whether the Stock Options shall become immediately exercisable; or (iii) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

6.9	ASSIGNABILITY. Except as provided in this Section, no Stock Option shall be assignable or transferable except as follows:

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(a)	by will or by the laws of descent and distribution.

(b)	for the purpose of making a charitable gift.

(c)	to the Optionee as trustee of a revocable trust which allows the Optionee to amend or revoke the trust at any time. If the Optionee relinquishes his power to amend or revoke the trust or appoints a trustee other than the Optionee, the Optionee shall withdraw the Stock Option from the trust prior to the relinquishment of such power or appointment and revest title to the Stock Option in the Optionee’s individual name. If the trust becomes irrevocable due to the death of the Optionee, the successor trustee shall have the same power to exercise the Stock Option under Section 6.6 as the personal representative. If there is a successor trustee under the trust due to the incapacity of the Optionee, the date of incapacity shall be treated as termination of employment under Section 6.6, and the successor trustee shall have the same right to exercise the option as the Optionee has under Section 6.6. The trustee or any successor trustee shall be bound by all the terms and conditions of the Plan and the Stock Option Agreement entered into by the Plan and Optionee under this Plan.

(d)	to the extent set forth in the Stock Option Agreement governing such Stock Option.

6.10	OPTIONEE’S AGREEMENT. If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that he will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

6.11	RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

6.12	OTHER PROVISIONS. The option agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

7.	MARKETABILITY OF SHARES. The Common Stock is currently traded on the NASDAQ National Market System. As a result, its liquidity varies widely in response to

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supply and demand. Consequently, the Corporation can give no assurances as to the marketability of shares acquired under the Plan.

8.	TAX IMPLICATIONS. It is anticipated that Stock Options granted under the Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service. As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income.

9.	TERM OF PLAN. No Stock Option may be granted after December 31, 2011.

10.	NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

11.	AMENDMENTS. The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend (including decrease of the Option Exercise Price by cancellation and substitution of options or otherwise) any and all option agreements granted thereunder; provided, however, that after the first registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, no such action of the Board of Directors may, without approval of the stockholders of the Corporation, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no amendment may, without the consent of the Optionee, affect any then outstanding Stock Options or unexercised portions thereof. In addition, the approval of the Corporation’s stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3.

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OKLAHOMA CITY, OKLAHOMA	BANCFIRST CORPORATION	PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 27, 2004.
Your vote is important! Please sign and date on the reverse and return promptly in the enclosed envelope.
P R O X Y	The undersigned hereby appoints David E. Rainbolt and Randy P. Foraker as Proxies, each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to present and vote all shares of Common Stock of the undersigned of BancFirst Corporation (“Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma 73102, on Thursday, May 27, 2004, at 9:00 a.m. and at any and all adjournments thereof as follows:
1. ELECTION OF DIRECTORS
	☐ FOR all nominees listed below (Except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Class III: Marion C. Bauman, William H. Crawford, K. Gordon Greer, Dr. Donald B. Halverstadt, William O. Johnstone, Melvin Moran, David E. Rainbolt Class II: G. Rainey Williams, Jr.
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below.

2. AMENDMENT OF CERTIFICATE OF INCORPORATION
	☐ FOR Amendment	☐ AGAINST Amendment	☐ ABSTAIN

3. AMENDMENT OF STOCK OPTION PLAN
	☐ FOR Amendment	☐ AGAINST Amendment	☐ ABSTAIN

(Continued and to be signed and dated on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

P R O X Y	4. RATIFICATION OF ACCOUNTANTS
	☐ FOR ratification of Ernst & Young as independent auditor	☐ AGAINST ratification of Ernst & Young as independent auditor	☐ ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy also provides voting instructions for shares in Common Stock held in the BancFirst Corporation Employee Stock Ownership and Thrift Plan.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 27, 2004, and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.
Please mark Change of Address below.

SIGNATURE(S) DATE
Please date, sign exactly as name appears herein, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by authorized officer, giving title. If a partnership, sign in partnership name by authorized person. In case of joint ownership, each joint owner must sign.